UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Picard Medical, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Stockholder,

This is a reminder that the 2026 Annual Meeting of Stockholders of Picard Medical, Inc. will be held on:

Date: Friday, July 17, 2026
Time: 3:00 p.m. Mountain Time
Location: Virtual Meeting

To attend the Annual Meeting, please join using the following link:

https://www.cstproxy.com/picardmedical/am2026/

Stockholders attending the virtual meeting will be asked to enter the control number included on their proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials.

The Company's definitive Proxy Statement, filed with the U.S. Securities and Exchange Commission on June 26, 2026, as amended, contains important information regarding the Annual Meeting, including the matters to be voted upon. We encourage all stockholders to review the proxy materials, which are available at:

SEC Filing:
https://www.sec.gov/Archives/edgar/data/2030617/000143774926021895/pmi20260626_def14a.htm

Proxy Materials:
https://www.cstproxy.com/picardmedical/2026

If you have not yet voted your shares, please do so using the voting instructions you previously received from your broker, bank, or transfer agent.

Most stockholders should have received a separate email or mailing containing their voting instructions and control number. If you are unable to locate your voting materials or need assistance, please contact Investor Relations at ir@picardmedical.com, and we will be happy to assist you.

Thank you for your continued support of Picard Medical.

Sincerely,

Investor Relations
Picard Medical, Inc.

Britt Lanza | Marketing Manager

Office: 520-545-1234
1992 E. Silverlake Rd. Tucson, AZ 85713

info@syncardia.com | www.SynCardia.com

NYSE: PMI

SynCardia Systems, LLC - a wholly owned subsidiary of Picard Medical, Inc.